As filed with the Securities and Exchange Commission on April 22, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Superconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Two Technology Drive

Westborough, Massachusetts 01581-1727

(508) 836-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory J. Yurek

Chairman and Chief Executive Officer

American Superconductor Corporation

Two Technology Drive

Westborough, Massachusetts 01581-1727

(508) 836-4200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Patrick J. Rondeau, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share (2)	200,000 (3)	$9.68	$1,936,000	$228

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the Nasdaq National Market on April 20, 2005.

(2)	Includes rights to purchase shares of common stock pursuant to the Rights Agreement, as amended, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

(3)	Consists of 200,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $9.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 22, 2005

PROSPECTUS

AMERICAN SUPERCONDUCTOR CORPORATION

200,000 SHARES OF COMMON STOCK

We received notice on November 5, 2003 of a lawsuit filed against us on October 28, 2003 in the Court of Chancery of the State of Delaware in and for New Castle County by TM Capital Corp. (TM Capital), a past financial advisor to us, under which TM Capital claimed to be entitled to cash and equity compensation with respect to our October 2003 public equity offering. On April 4, 2005, TM Capital and we agreed to resolve all claims between us and entered into a settlement agreement that provides for, among other things, the cash payment by us to TM Capital of $1,700,000 and the issuance by us to TM Capital of a common stock purchase warrant for 200,000 shares of our common stock, exercisable for a five-year term, with an exercise price of $9.50 per share. TM Capital and we also entered into a registration rights agreement wherein we agreed to register for public resale the shares of our common stock issuable upon exercise of the warrant (as the same may be transferred or assigned). TM Capital assigned its rights to receive a portion of the warrant to its legal counsel, Klehr, Harrison, Harvey, Branzburg & Ellers, LLP. The warrants were issued in reliance upon the exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the Securities Act), relative to sales by an issuer not involving any public offering.

This prospectus relates to the public resale of the shares issued upon exercise of the warrants.

We will not receive any proceeds from the sale of the shares. We will, however, receive the exercise price of the warrants, in the amount indicated above, up to a maximum of $1,900,000 if all of the shares of our common stock underlying the warrants are exercised.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholders against certain liabilities. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq National Market under the symbol “AMSC.” On April 21, 2005, the closing sale price of the common stock on Nasdaq National Market was $10.00 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

Corporate Information

Our principal executive offices are located at Two Technology Drive, Westborough, Massachusetts 01581 and our telephone number at that address is (508) 836-4200.

Our website is located at www.amsuper.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

Unless the context otherwise requires references in this prospectus to “American Superconductor,” “we,” “us,” and “our” refer to American Superconductor Corporation and its subsidiaries.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

American Superconductor

Overview

We are a leading electricity solutions company. We develop and manufacture products to dramatically improve the cost, efficiency and reliability of systems that generate, deliver and use electric power. Our products include high temperature superconductor (HTS) wire for electric power, transportation, medical and industrial processing applications; motors and generators based on our HTS wire for ship propulsion and industrial uses, as well as synchronous condensers for transmission and distribution grid reliability; and advanced power electronic systems that ensure the quality and reliability of electricity for residential, commercial and industrial end users.

Our HTS wire carries direct current (DC) without any loss of electrical power, resulting in high electrical efficiency. Our HTS wire also conducts more than 140 times the electrical current of copper wire of the same dimensions, which dramatically reduces the size and weight of electrical equipment made with our HTS wire and significantly increases the power throughput of power cables.

Second Generation (2G) HTS Wire: Key to Growth

The first generation (1G) HTS wire we are manufacturing and selling today to customers in 11 countries around the world has been critical to the development of large-scale superconductor applications, such as power transmission cables, electrical motors and generators for marine propulsion, synchronous condensers for grid reliability, and HTS coils for magnetically levitated train systems, analytical instruments and industrial processing equipment.

Our strategy is to migrate from our 1G HTS wire to our 2G HTS wire over the next several years. We expect the electrical performance and mechanical strength of our 2G HTS wire to meet or exceed that of 1G HTS wire, while manufacturing costs are reduced by a factor of two to five times. We have also designed our 2G HTS wire to be a “form, fit and function” replacement for our 1G HTS wire. Based on 2G HTS wire’s improved performance, substantially lower manufacturing costs and ease of replacement for 1G HTS wire, we expect markets to rapidly adopt products based on 2G HTS wire as soon as it is available in commercial quantities. During the last year, we have made significant technical and manufacturing advances on our proprietary 2G HTS wire. Accordingly, we have concluded that now is the time to invest in the scale-up of 2G HTS wire manufacturing and to accelerate the transition from 1G to 2G HTS wire.

Markets for our Products

Our current and planned products are sold or planned to be sold to electric utilities and transmission and distribution grid operators, electrical equipment manufacturers, industrial power users and shipbuilders that utilize electric motors for ship propulsion systems. Our technology and products are backed by an intellectual property portfolio that as of December 31, 2004 includes more than 390 patents and patent applications owned by us worldwide and more than 375 patents and patent applications licensed from others worldwide.

Our products, and those sold by others who incorporate our products, can:

•	increase the reliability, security, and power transfer capacity of electricity transmission and distribution power grids;

•	improve the quality of electric power delivered to manufacturing plants;

•	meet the grid interconnection standards required by wind farms and other sources of renewable energy;

•	reduce the manufacturing and operating costs of primary electrical equipment, including motors and generators;

•	reduce the size and weight of power cables, motors, generators, and other electric power equipment; and

•	conserve energy resources used to produce electricity, such as oil, gas and coal, by more efficiently conducting and converting electricity into useful forms.

We believe there will be significant market demand for our products because of the following factors:

•	demand for electric power continues to grow on a global basis;

•	the power grids in the U.S. and in many developed nations face severe constraints in adequately and safely delivering the amounts of power demanded by electric power users;

•	power reliability and power quality are increasingly important as economies transition to computerized and digitized systems;

•	U.S. domestic policy is now addressing the need to upgrade the transmission and distribution power grid as part of an effective long-term national energy policy; and

•	Environmental threats from global industrialization and population growth continue to influence nations to encourage environmentally friendly power technologies.

We conduct our operations through three business units:

•	AMSC Wires, a developer and manufacturer of HTS wire;

•	SuperMachines, a designer and manufacturer of rotating machines based on our HTS wire, including electric motors, generators and synchronous condensers; and

•	Power Electronic Systems, a designer and manufacturer of power electronic converters and integrated power electronic systems that increase power grid reliability and throughput and ensure high quality power for industrial manufacturing operations.

THE OFFERING

Common Stock offered by selling stockholders	200,000 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering

Nasdaq National Market symbol	AMSC

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information included or incorporated by reference into this prospectus before investing in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

We have a history of operating losses, and we expect to incur losses in the future.

We have been principally engaged in research and development activities. We have incurred net losses in each year since our inception. Our net loss for the nine months ended December 31, 2004 was $11,494,000, and for the fiscal years ended March 31, 2004, March 31, 2003, and March 31, 2002 was $26,733,000, $87,633,000, and $56,985,000, respectively. Our accumulated deficit as of December 31, 2004 was $311,337,000. We expect to continue to incur operating losses until at least the end of the fiscal year ending March 31, 2007, and there can be no assurance that we will ever achieve profitability.

We had cash, cash-equivalents and short- and long-term marketable securities totaling $45,463,000 at December 31, 2004. We believe our available funds will be sufficient to fund our working capital, capital expenditures, and other cash requirements for at least the next three years. However, we may need additional funds if our performance deviates significantly from our current business plan, if there are significant changes in competitive or other market factors, or if unforeseen circumstances arise. Such funds may not be available, or may not be available under terms acceptable to us.

There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products.

Many of our products are in the early stages of commercialization, while others are still under development. There are a number of technological challenges that we must successfully address to complete our development and commercialization efforts. We also believe that several years of further development in the cable and motor industries will be necessary before a substantial number of additional commercial applications for our HTS wire in these industries can be developed and proven. We will also need to improve the performance and/or reduce the cost of our HTS wire to expand the number of commercial applications for it. We may be unable to meet such technological challenges. Delays in development, as a result of technological challenges or other factors, may result in the introduction or commercial acceptance of our products later than anticipated.

The commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop.

To date, there has been no widespread commercial use of HTS products. Commercial acceptance of low temperature superconductor (LTS) products, other than for medical magnetic resonance imaging and superconductor magnetic energy storage (SMES) products, has been significantly limited by the cooling requirements of LTS materials. Even if the technological hurdles currently limiting commercial uses of HTS and LTS products are overcome, it is uncertain whether a robust commercial market for those new and unproven products will ever develop. It is possible that the market demands we currently anticipate for our HTS and LTS products will not develop and that superconductor products will never achieve widespread commercial acceptance.

We have limited experience manufacturing our HTS products in commercial quantities, and failure to manufacture our HTS products in commercial quantities at acceptable cost and quality levels would impair our ability to meet customer delivery requirements.

To be financially successful, we will have to manufacture our HTS products in commercial quantities at acceptable costs while also preserving the necessary performance and quality levels. We cannot make assurances that we will be successful in developing product designs and manufacturing processes that permit us to manufacture our HTS products in commercial quantities at acceptable costs while preserving the necessary performance and quality. In addition, we may incur significant unforeseen expenses in our product design and manufacturing efforts.

Achieving stable yields, production volume and acceptable costs in the commercial manufacturing of 1G HTS wire remains an ongoing challenge. 1G HTS wire manufacturing processes are complex and subtle and must be rigorously controlled and monitored for consistent yields and quality. The failure to manufacture a sufficient quantity of 1G HTS wire at acceptable quality levels and yields would impair our ability to meet customer delivery commitments and adversely affect our financial performance.

We have never manufactured our 2G HTS wire in commercial quantities, and failure to manufacture our 2G HTS wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential.

We are in the early stages of developing our commercial-scale 2G HTS wire manufacturing processes, which, while very different from our 1G HTS wire manufacturing processes, are also extremely complex and challenging. We may not be able to manufacture satisfactory commercial quantities of 2G HTS wire of consistent quality, yield and cost. Failure to successfully scale up manufacturing of our 2G HTS wire would result in a significant limitation of the broad market acceptance of our HTS products and of our future revenue and profit potential.

We have limited experience in marketing and selling our products, and our failure to effectively market and sell our products could adversely affect our revenue and cash flow.

To date, we have limited experience marketing and selling our products, and there are few people who have significant experience marketing or selling superconductor products. Once our products are ready for widespread commercial use, we will have to develop a marketing and sales organization that will effectively demonstrate the advantages of our products over both more traditional products and competing superconductor products or other technologies. We may not be successful in our efforts to market this new technology, and we may not be able to establish an effective sales and distribution organization.

We may decide to enter into arrangements with third parties for the marketing or distribution of our products, including arrangements in which our products, such as HTS wire, are included as a component of a larger product, such as a motor. By entering into marketing and sales alliances, the financial benefits to us of commercializing our products are dependent on the efforts of others. We may not be able to enter into marketing or distribution arrangements with third parties on financially acceptable terms, and third parties may not be successful in selling our products or applications incorporating our products.

Many of our revenue opportunities are dependent upon subcontractors and other business partners.

Many of the revenue opportunities for our AMSC Wires business unit involve projects, such as the installation of HTS cables in power grids, on which we partner with other companies, including suppliers of cryogenic systems and manufacturers of electric power cables. In addition, a key element of our SuperMachines business strategy is the formation of business alliances with motor manufacturers and/or marine propulsion system integrators. As a result, most of our current and planned revenue-generating projects involve business partners on whose performance our revenue is dependent. If these business partners fail to deliver their products or perform their obligations on a timely basis, our revenue from the project may be delayed or decreased.

Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government, and the continued funding of such contracts remains subject to annual congressional appropriation, which if not approved could adversely affect our results of operations and financial condition.

As a company which contracts with the U.S. government, we are subject to financial audits and other reviews by the U.S. government of our costs and performance, accounting and general business practices relating to these contracts. Based on the results of its audits, the U.S. government may adjust our contract-related costs and fees. No assurances can be given that adjustments arising from government audits and reviews would not have a material adverse effect on our results of operations.

All of our U.S. government contracts can be terminated by the U.S. government for its convenience. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on work completed prior to termination. In addition to the right of the U.S. government to terminate its contract with us, U.S. government contracts are conditioned upon the continuing approval by Congress of the necessary spending to honor such contracts. Congress often appropriates funds for a program on a fiscal-year basis even though contract performance may take more than one year. Consequently, at the beginning of many major governmental programs, contracts often may not be fully funded, and additional monies are then committed to the contract only if, as and when appropriations are made by Congress for future fiscal years. There can be no assurance that our U.S. government contracts will not be terminated or suspended in the future. The U.S. government’s termination of, or failure to fully fund, one or more of our contracts would have a negative impact on our operating results and financial condition. Further, in the event that any of our government contracts are terminated for cause, it could affect our ability to obtain future government contracts which could, in turn, seriously harm our ability to develop our technologies and products.

Our products face intense competition both from superconductor products developed by others and from traditional, non-superconductor products and alternative technologies, which could limit our ability to acquire or retain customers.

As we begin to market and sell our superconductor products, we will face intense competition both from competitors in the superconductor field and from vendors of traditional products and new technologies. There are many companies in the United States, Europe, Japan and China engaged in the development of HTS wire, including Sumitomo Electric Industries, Intermagnetics General, European Advanced Superconductors, Nexans, Trithor, Fujikura, Furukawa Electric, Showa, and Innova Superconductor Technology. The superconductor industry is characterized by rapidly changing and advancing technology. Our future success will depend in large part upon our ability to keep pace with advancing HTS and LTS technology and developing industry standards. Our SMES products and integrated power electronic products, such as D-VAR, compete with a variety of other products such as dynamic voltage restorers (DVRs), static VAR compensators (SVCs), static compensators (STATCOMS), flywheels, power electronic converters and battery-based power supply systems. Competition for our PowerModules™ includes products from ABB, Alstom, Siemens, Mitsubishi Electric, Ecostar, Inverpower, SatCon, Semikron and Xantrex. The HTS motor and generator products that we are developing face competition from copper wire-based motors and generators, from permanent magnet motors that are being developed, and from companies developing HTS rotating machinery including Siemens, GE and Doosan Heavy Industries & Construction. Research efforts and technological advances made by others in the superconductor field or in other areas with applications to the power quality and reliability markets may render our development efforts obsolete. Many of our competitors have substantially greater financial resources, research and development, manufacturing and marketing capabilities than we have. In addition, as the HTS wire, HTS electric motors and generators, and power electronic systems markets develop, other large industrial companies may enter those fields and compete with us. If we are unable to compete successfully, it may harm our business, which in turn may limit our ability to acquire or retain customers.

Third parties have or may acquire patents that cover the HTS materials we use or may use in the future to manufacture our products, and our success depends on our ability to license such patents or other proprietary rights.

We expect that some or all of the HTS materials and technologies we use in designing and manufacturing our products are or will become covered by patents issued to other parties, including our competitors. If that is the case, we will need either to acquire licenses to these patents or to successfully contest the validity of these patents. The owners of these patents may refuse to grant licenses to us, or may be willing to do so only on terms that we find commercially unreasonable. If we are unable to obtain these licenses, we may have to contest the validity or scope of those patents to avoid infringement claims by the owners of these patents. It is possible that we will not be successful in contesting the validity or scope of a patent, or that we will not prevail in a patent infringement claim brought against us. Even if we are successful in such a proceeding, we could incur substantial costs and diversion of management resources in prosecuting or defending such a proceeding.

Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position.

We own or have licensing rights under many patents and pending patent applications. However, the patents that we own or license may not provide us with meaningful protection of our technologies and may not prevent our competitors from using similar technologies, for a variety of reasons, such as:

•	the patent applications that we or our licensors file may not result in patents being issued;

•	any patents issued may be challenged by third parties; and

•	others may independently develop similar technologies not protected by our patents or design around the patented aspects of any technologies we develop.

Moreover, we could incur substantial litigation costs in defending the validity of our own patents. We also rely on trade secrets and proprietary know-how to protect our intellectual property. However, our non-disclosure agreements and other safeguards may not provide meaningful protection for our trade secrets and other proprietary information. If the patents that we own or license or our trade secrets and proprietary know-how fail to protect our technologies, our market position may be adversely affected.

Our success is dependent upon attracting and retaining qualified personnel, and our inability to do so could significantly damage our business and prospects.

Our success will depend in large part upon our ability to attract and retain highly qualified research and development, management, manufacturing, marketing and sales personnel. Hiring those persons may be especially difficult due to the specialized nature of our business.

We may in the future acquire complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits.

We may in the future acquire complementary businesses or technologies, although we currently have no commitments or agreements and are not involved in any negotiations with respect to any specific acquisitions. If we do pursue acquisitions, management’s attention and resources may be diverted from other business concerns. An acquisition may also involve a significant purchase price and significant transaction-related expenses.

Achieving the benefits of any acquisition would involve additional risks, including:

•	difficulty assimilating acquired operations, technologies and personnel;

•	inability to retain management and other key personnel of the acquired business;

•	changes in management or other key personnel that may harm relationships with the acquired business’s customers and employees; and

•	diversion of management attention as a result of the integration process.

If we do pursue acquisitions, we cannot ensure that we will realize any of the anticipated benefits of any acquisition, and if we fail to realize these anticipated benefits, our operating performance could suffer.

Our common stock may experience extreme market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention.

The market price of our common stock has historically experienced significant volatility and may continue to experience such volatility in the future. Factors such as technological achievements by us and our competitors, the establishment of development or strategic relationships with other companies, our introduction of commercial products, and our financial performance may have a significant effect on the market price of our common stock. In addition, the stock market in general, and the stock of high technology companies in particular, have in recent years experienced extreme price and volume fluctuations, which are often unrelated to the performance or condition of particular companies. Such broad market fluctuations could adversely affect the market price of our common stock. Due to these factors, the price of our common stock may decline and investors may be unable to resell their shares of our common stock for a profit. Following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If we become subject to this kind of litigation in the future, it could result in substantial litigation costs, a damages award against us and the diversion of our management’s attention.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement we may use in connection with this prospectus, and the documents we incorporate by reference into this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the Securities Act. For this purpose, any statements contained herein that relate to future events or conditions, including without limitation, the statements included or incorporated by reference into this prospectus regarding industry prospects and our prospective results of operations or financial position, may be deemed to be forward-looking statements. The words “believes,” “anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. The important factors discussed above under “Risk Factors,” among others, could cause actual results to differ materially from those indicated by such forward-looking statements. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq National Market listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The following table sets forth, to our knowledge, the number of shares of our common stock owned by or issuable upon exercise of warrants held by each of the selling stockholders as of April 22, 2005.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering (1)
	Number	Percentage		Number	Percentage
TM Capital Corp.	160,000	*	160,000	0	*
Klehr, Harrison, Harvey, Branzburg & Ellers, LLP	40,000	*	40,000	0	*

*	Less than one percent.

(1)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

None of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years other than TM Capital Corp., whom the Company engaged on December 10, 2002 to provide certain financial advisory services to the Company. The investment banking relationship with TM Capital Corp. was terminated by the Company on August 22, 2003.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a plurality of the outstanding shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to receive ratably our net assets available for distribution after the payment of all our debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Rights Plan

In October 1998, we adopted a Rights Plan. Under the Rights Plan, we distributed one common stock purchase right as a dividend on each outstanding share of our common stock. The rights will expire on October 30, 2008, unless the rights are redeemed or exchanged before that time. Each right entitles the holder to purchase one share of our common stock at an exercise price of $60.00 per right, subject to adjustment.

The rights will be exercisable only if a person or group has acquired beneficial ownership of 15 percent or more of the outstanding shares of our common stock or commences a tender or exchange offer that would result in that person or group owning 15 percent or more of the outstanding shares of our common stock. If any person or group becomes the beneficial owner of 15 percent or more of the shares of our common stock, except in a tender or exchange offer for all shares at a fair price as determined by the outside members of our Board of Directors, each right not owned by the 15 percent stockholder will entitle its holder to purchase that number of shares of our common stock which equals the exercise price of the right divided by one-half of the market price of our common stock at the date of the occurrence of the event. In addition, if we are involved in a merger or other business combination transaction with another entity in which we are not the surviving corporation or in which our common stock is changed or converted, or if we sell or transfer 50 percent or more of our assets or earning power to another entity, each right will entitle its holder to purchase that number of shares of common stock of that other entity which equals the exercise price of the right divided by one-half of the market price of that common stock at the date of the occurrence of the event. We will generally be entitled to redeem the rights at $.001 per right at any time until the tenth business day following public announcement that a 15 percent stock position has been acquired and in specified other circumstances.

The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or entity that attempts to acquire us on terms not approved by our Board of Directors, except under the terms of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our Board of Directors since we may redeem the rights at $.001 per right.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquired at least 85 percent of the corporation’s voting stock (excluding shares held by designated stockholders) in the transaction in which it became an interested stockholder. A “business combination” includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15 percent or more of the corporation’s voting stock.

Director and Officer Protection

Our certificate of incorporation and by-laws contain provisions which provide for the indemnification and limitation of liability of directors and officers. Our by-laws provide that, in general, we shall indemnify each of our directors and officers against liabilities incurred by reason of the fact that such person was a director or officer of American Superconductor if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of American Superconductor. Our certificate of incorporation also provides that our directors may not be held personally liable to American Superconductor or our stockholders for monetary damages for a breach of fiduciary duty, except in specified circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law. However, such limitation of liability would not apply to violations of the federal securities laws, nor does it limit the availability of nonmonetary relief in any action or proceeding against a director.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling stockholders to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or (ii) the fifth anniversary of the effective date of the Registration Statement.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any reports, proxy statements and other documents we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is www.sec.gov.

We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of common stock covered by this prospectus. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at the location above or from the SEC’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed with the SEC on June 14, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 9, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the SEC on November 9, 2004;

•	Our Current Report on Form 8-K dated October 14, 2004, filed with the SEC on October 15, 2004;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004, filed with the SEC on February 3, 2005;

•	Our Current Report on Form 8-K dated April 4, 2005, filed with the SEC on April 5, 2005;

•	Any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 5, 1991, as amended.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

American Superconductor Corporation

Two Technology Drive

Westborough, MA 01581

(508) 836-4200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by American Superconductor (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$228

Legal fees and expenses	$15,000

Accounting fees and expenses	$7,500

Miscellaneous expenses	$5,000

Total expenses	$27,728

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article VI of the registrant’s By-laws provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against expenses (including attorneys’ fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the registrant by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant upon receipt of an undertaking by the director or officer to repay such amount if the registrant ultimately determines that he is not entitled to indemnification.

Indemnification shall be made by the registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the registrant.

Article VI of the registrant’s By-laws further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

Article EIGHTH of the registrant’s Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, that a director shall remain liable (i) for any breach of such director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intention misconduct or a knowing violation of law, (iii) for participation in a Board of Directors’ action authorizing an unlawful dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

The registrant has a directors and officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION
4.1a	Restated Certificate of Incorporation of the registrant (1)

4.1b	Certificate of Amendment of Restated Certificate of Incorporation of the registrant (2)

4.2	Amended and Restated By-Laws of the registrant (3)

4.3	Form of common stock certificate (4)

4.4	Rights Agreement dated as of October 30, 1998 between the registrant and American Stock Transfer & Trust Company, as Rights Agent (5)

4.5	Amendment No. 1 to Rights Agreement dated as of January 29, 1999 between the registrant and American Stock Transfer & Trust Company, as Rights Agent (6)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith

24.1	Power of Attorney (See page II-4 of this Registration Statement)

(1)	Incorporated by reference to Exhibits to the registrant’s Registration Statement on Form S-3, as amended (File No. 333-95261).

(2)	Incorporated by reference to Exhibits to the registrant’s Quarterly Report of Form 10-Q filed with the Commission on August 9, 2004 (Commission File No. 000-19672).

(3)	Incorporated by reference to Exhibits to the registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 2000 (Commission File No. 000-19672).

(4)	Incorporated by reference to Exhibits to the registrant’s Registration Statement on Form S-1, as amended (File No. 33-43647).

(5)	Incorporated by reference to Exhibit to the registrant’s Registration Statement on Form 8-A filed with the Commission on November 2, 1998 (Commission File No. 000-19672).

(6)	Incorporated by reference to Exhibit to the registrant’s Registration Statement on Form 8-A/A filed with the Commission on March 12, 1999 (Commission File No. 000-19672).

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westborough, Commonwealth of Massachusetts, on the 22nd day of April, 2005.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ GREGORY J. YUREK
Gregory J. Yurek
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory J. Yurek, Kevin M. Bisson and Patrick J. Rondeau his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including all pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GREGORY J. YUREK	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2005
Gregory J. Yurek

/s/ KEVIN M. BISSON	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 22, 2005
Kevin M. Bisson

/s/ THOMAS M. ROSA	Vice President of Finance and Accounting (Principal Accounting Officer)	April 22, 2005
Thomas M. Rosa

/s/ ALBERT J. BACIOCCO, JR.	Director	April 22, 2005
Albert J. Baciocco, Jr.

/s/ VIKRAM S. BUDHRAJA	Director	April 22, 2005
Vikram S. Budhraja

Signature	Title	Date
/s/ PETER O. CRISP	Director	April 22, 2005
Peter O. Crisp

/s/ RICHARD DROUIN	Director	April 22, 2005
Richard Drouin

/s/ ANDREW G.C. SAGE, II	Director	April 22, 2005
Andrew G.C. Sage, II

/s/ JOHN B. VANDER SANDE	Director	April 22, 2005
John B. Vander Sande

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1a	Restated Certificate of Incorporation of the registrant (1)

4.1b	Certificate of Amendment of Restated Certificate of Incorporation of the registrant (2)

4.2	Amended and Restated By-Laws of the registrant (3)

4.3	Form of common stock certificate (4)

4.4	Rights Agreement dated as of October 30, 1998 between the registrant and American Stock Transfer & Trust Company, as Rights Agent (5)

4.5	Amendment No. 1 to Rights Agreement dated as of January 29, 1999 between the registrant and American Stock Transfer & Trust Company, as Rights Agent (6)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith

24.1	Power of Attorney (See page II-4 of this Registration Statement)

(1)	Incorporated by reference to Exhibits to the registrant’s Registration Statement on Form S-3, as amended (File No. 333-95261).

(2)	Incorporated by reference to Exhibits to the registrant’s Quarterly Report of Form 10-Q filed with the Commission on August 9, 2004 (Commission File No. 000-19672).

(3)	Incorporated by reference to Exhibits to the registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 2000 (Commission File No. 000-19672).

(4)	Incorporated by reference to Exhibits to the registrant’s Registration Statement on Form S-1, as amended (File No. 33-43647).

(5)	Incorporated by reference to Exhibit to the registrant’s Registration Statement on Form 8-A filed with the Commission on November 2, 1998 (Commission File No. 000-19672).

(6)	Incorporated by reference to Exhibit to the registrant’s Registration Statement on Form 8-A/A filed with the Commission on March 12, 1999 (Commission File No. 000-19672).